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                                                                EXHIBIT 10.74

                           SECURED PROMISSORY NOTE II

$710,000                                                    Lake Wales, Florida
                                                                  March 31, 1995


         FOR VALUE RECEIVED, the undersigned, ComTel Systems Corporation ("Debtor"), promises to pay to the order of ComTel Industries, Inc. ("Lender") at 1 Mill Street, Fort Edward, New York 12828, or at such other place as the holder of this Note may from time to time designate, the principal sum of Seven Hundred Ten Thousand Dollars ($710,000), with interest from the date hereof, on unpaid principal and accrued interest at the rate of seven percent (7%) per annum. Principal and interest shall be payable in equal monthly installments of $18,188.71, or more, beginning thirty (30) months from the date hereof and continuing for the following fifty-four (54) months, when the unpaid principal balance of this Note, then outstanding, and all accrued but unpaid interest shall be due and payable.

         Should interest not be paid when due, it shall thereafter bear like interest as to principal, but such unpaid interest so compounded shall not exceed an amount equal to simple interest on the unpaid principal at the maximum rate permitted by the laws of the State of Florida.

         At the option of the holder hereof, this Note shall be immediately due and payable, without notice or demand, upon the occurrence at any time of any of the following events of default:

         1. Payment Default. Any default in the payment of principal or interest when due hereunder which default is not cured within ten (10) calendar days;

         2. Inability to Pay Debts. The admission by Debtor of its inability to pay its debts as they mature, or an assignment for the benefit of the creditors of any of the foregoing parties;

         3. Certain Transfers. Any transfer of property by a party liable thereon, whether as maker, endorser, guarantor, surety or otherwise, under circumstances which would entitle a trustee in bankruptcy or similar fiduciary to avoid such transfer under the Federal Bankruptcy Code, as amended, or under any other laws, whether state or federal, for the relief of debtors, now or hereafter existing.

         4. Bankruptcy. The commencement of proceedings in bankruptcy, or for the reorganization of any party liable hereon, whether as maker, endorser, guarantor, surety or otherwise, or for the readjustment of any of the debts of any of the foregoing parties, under the Federal Bankruptcy Code, as amended, or any part thereof, or under any other laws, whether state or federal, for the relief of debtors, now or hereafter existing, by any of the foregoing parties, or against any of the foregoing parties, which




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shall not be discharged within thirty (30) days of their commencement;

         5. Appointment of Receiver. The appointment of a receiver, trustee or custodian for any party liable hereon, whether as maker, endorser, guarantor, surety or otherwise, or for any substantial part of the assets of any of the foregoing parties, or the institution of proceedings for the dissolution or the full or partial liquidation of any of the foregoing parties, and such receiver or trustee shall not be discharged within thirty (30) days of his or its appointment, or such proceedings shall not be discharged within thirty (30) days of their commencement, or the discontinuance of the business or the material change in the nature of the business of any of the foregoing parties;

         6. Adverse Judgments. The rendering of a final judgment or judgments for payment of money aggregating in excess of $10,000 against any party liable hereon, whether as maker, endorser, guarantor, surety or otherwise, and the same is not discharged within a period of thirty (30) days unless, pending further proceedings, execution has not been commenced or if commenced has been effectively stayed;

         7.      Dissolution.  The dissolution of the Debtor.

         8. Other Agreement. Any default or failure of performance by Debtor or the breach of any material representation, warranty or covenant (including without limitation payment of Assumed Liabilities as defined in the Asset Purchase Agreement) of Debtor, which default is not cured within any grace period granted with respect to such default or, if no specific grace period is granted with respect to such default, where such default is not cured within ten (10) business days after written notice thereof from the holder hereof, or the occurrence of any other event of default, under any of the following agreements:

                 (a)      The Asset Purchase Agreement of even date herewith;

                 (b) Note II (as defined in the Purchase Agreement) of even date herewith, executed by debtor in favor of Lender;

                 (c) That certain Security Agreement of even date herewith, executed by Debtor in favor of Lender; and

                 (d) Subcontractor Master Agreement by and between Debtor and Lender

                 (e) Any other document or instrument executed or delivered pursuant to any of the foregoing.

         The only offset or reduction shall be in accordance with Section 12 of the Asset Purchase Agreement.

         If this Note is not paid when due, whether at maturity or by acceleration, the undersigned promises to pay all costs of



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collection including, but not limited to, reasonable attorneys' fees and court costs incurred by the holder hereof on account of such collection, whether or not suit is filed hereon.

         The undersigned may, at any time and from time to time, without penalty, make prepayments which will be applied to the final payment of principal under this Note, or the principal components of the remaining payments under this Note in the order or inverse order of maturity, all as the holder hereof may determine.

         Presentment, demand and protest, and notices of protest, dishonor, and non-payment of this Note and all notices of every kind, are hereby waived.

         No single or partial exercise of any power hereunder shall preclude the other or further exercise thereof or the exercise of any other power. No delay or omission on the part of the holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.

         This Note shall be governed and controlled by the laws of the State of Florida.

         This Note and all rights hereunder may be assigned by Lender without written notice to Debtor, but may not be assigned by Debtor without prior written consent of Lender.

         The obligations of Debtor hereunder are secured by the security interests granted to Lender in the Security Agreement.


                                        COMTEL SYSTEMS CORPORATION



                                        By:__________________________
                                        Its:_________________________


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